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                                                                     Exhibit 2.1

                              CERTIFICATE OF MERGER

In accordance with the requirements of Ohio law, the undersigned corporations, limited liability companies and/or limited partnerships, desiring to effect a merger, set forth the following facts:

I.       SURVIVING ENTITY

         A. The name of the entity surviving the merger is: Unitrend, Inc. (If the surviving entity is an Ohio limited partnership or qualified foreign partnership, its registration number must be provided)

         B. NAME CHANGE: As a result of this merger, the name of the surviving entity has been changed to the following: N/A (complete only if the name of the surviving entity is changing through the merger)

         C. The surviving entity is a: (Please check the appropriate box and fill in the appropriate blanks)

         (X)      Domestic (Ohio) corporation

         (  )     Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of ____________________and licensed to transact business in the state of Ohio.

         (  )     Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of ____________________, and NOT licensed to transact business in the state of Ohio.

         (  )     Domestic (Ohio) limited liability company

         (  )     Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of _________________________, and registered to do business in the state of Ohio.

         (  )     Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of __________________________, and NOT registered to do business in the state of Ohio.

         (  )     Domestic (Ohio) limited partnership, registration number
                  _____________________

         (  )     Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of __________________________, and registered to do business in the state of Ohio, under registration number _____________

         (  )     Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of _______________________, and NOT registered to do business in the state of Ohio.
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II.      MERGING ENTITIES


         The name, type of entity, and state/country of incorporation or organization, respectively, of each entity, other than the survivor, which is a party to the merger are as follows: (If insufficient space to cover this item, please attach a separate sheet listing the merging entities, Ohio registered or foreign qualified limited partnerships must include registration number)

         NAME                                STATE/COUNTRY        TYPE OF ENTITY
         Server Systems Technology, Inc.     Ohio/Lucas           Corporation

III.     MERGER AGREEMENT ON FILE

         The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:

         NAME                                                 ADDRESS

         Unitrend, Inc.                                       4665 W. Bancroft
                                                              Toledo, Ohio 43615

IV.      EFFECTIVE DATE OF MERGER

         This merger is to be effective: On date of filing (if date is specified, the date must be a date on or after the date of filing; the effective date of the merger cannot be earlier than the date of filing; if no date is specified, the date of filing will be the effective date of the merger).

V.       MERGER AUTHORIZED

                  The laws of the state or country under which each constituent entity exists, permits this merger.

                  This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.

VI.      STATUTORY AGENT

                  The name and address of the surviving entity's statutory agent upon whom any process, notice or demand may be served is:

                  NAME                          ADDRESS

                  N/A________________________   ____________________________
                                                  (complete street address)
                                                ____________________________
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                                         (city, village, or township) (zip code)


         (This item MUST be completed if the surviving entity is a foreign entity which is not licensed, registered or otherwise authorized to conduct or transact business in the State of Ohio)

         ACCEPTANCE OF AGENT

                  The undersigned, name herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.
                                                     ______________________
                                                       SIGNATURE OF AGENT

         (THE ACCEPTANCE OF AGENT MUST BE COMPLETED BY DOMESTIC SURVIVING ENTITIES IF THROUGH THIS MERGER THE STATUTORY AGENT FOR THE SURVIVING ENTITY HAS CHANGED, OR THE NAMED AGENT DIFFERS IN ANY WAY FROM THE NAME REFLECTED ON THE SECRETARY OF STATE'S RECORDS.)

VII.     STATEMENT OF MERGER

                  Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity.

VIII.    AMENDMENTS-N/A

                  The articles of incorporation, articles of organization or certificate of limited partnership (STRIKE THE INAPPLICABLE TERMS) of the surviving domestic entity herein, are amended as set forth in the attached "Exhibit A"

                  (PLEASE NOTE THAT ANY AMENDMENTS TO ARTICLES OF INCORPORATION, ARTICLES OF ORGANIZATION OR TO A CERTIFICATE OF LIMITED PARTNERSHIP MUST BE ATTACHED IF THE SURVIVING ENTITY IS A DOMESTIC CORPORATION, LIMITED LIABILITY COMPANY, OR LIMITED PARTNERSHIP.)


IX.      QUALIFICATION OR LICENSURE OF FOREIGN SURVIVING ENTITY

                  A. The listed surviving foreign corporation, limited liability company or limited partnership desires to transact business in Ohio as a foreign corporation, foreign limited liability company, or foreign limited partnership, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the State of Ohio. The name and complete address of the statutory agent is:

                      N/A
                      ________________________________ _________________________
                      (Name) (Street and Number) ____________________________________, Ohio _______________
                      (city, village, township)                    (zip code)

                  The subject surviving foreign corporation, limited liability company or limited partnership irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State if the agent cannot be found, if the corporation, limited liability
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         company or limited partnership fails to designate another agent when required to do so, or if the corporation's limited liability company's, or limited partnership's license or registration to do business in Ohio expires or is cancelled.

                  B.       THE QUALIFYING ENTITY ALSO STATES AS FOLLOWS:
                           (complete only if applicable)

                  1. FOREIGN QUALIFYING LIMITED LIABILITY COMPANY N/A (If the qualifying entity is a foreign limited liability company, the following information must be completed)

                           a. The name of the limited liability company in its state of organization/registration is
                               _________________________________________________
                               _________________________________________________
                               _________________________________________________
                               _________________________________________________

                           b. The name under which the limited liability company desires to transact business in Ohio is
                               _________________________________________________
                               _________________________________________________


                           c. The limited liability company was organized or registered On ________________________ under the laws of the state/country of
                               _________________________________.

                           d. The address to which interested persons may direct request for copies of the articles of organization, operating agreement, bylaws, or other charter documents of the company is
                               _________________________________________________
                               _________________________________________________


                  2. FOREIGN QUALIFYING LIMITED PARTNERSHIP N/A (If the qualifying entity is a foreign limited partnership, the following information must be completed)

                           a.  The name of limited partnership is
                               _________________________________________________

                           b.  The limited partnership was formed on
                               _________________________________________________

                           c. The address of the office of the limited partnership in its state/country of organization is_______________________________________________

                           d. The limited partnership's principal office address is
                               _________________________________________________
                               _________________________________________________
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                           e.  The names and business or residence addresses of
                               the GENERAL partners of the partnership are as follows:



                               NAME                                      ADDRESS

                               N/A
                               _________________________________________________
                               _________________________________________________
                               _________________________________________________
                               _________________________________________________

                               (If insufficient space to cover this item, please attach a separate sheet listing the general partners and their respective addresses)

                           e. The address of the office where a list of the name and business or residence addresses of the limited partners and their respective capital contributions is to be maintained is

                               N/A
                               _________________________________________________
                               _________________________________________________
                               _________________________________________________
                               _________________________________________________

                               The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is cancelled or withdrawn.

         The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below.

Unitrend, Inc.                               Server Systems Technology, Inc.
exact name of entity                          exact name of entity

By:  /s/Conrad A.H. Jelinger                 By:  /s/Eric Jelinger
        Conrad A.H. Jelinger                         Eric Jelinger

Its:  President                              Its:  Vice President

Date:  June 28, 1999                         Date:  June 28, 1999



                                                                 RECEIVED

                                                                Jun 30 1999

                                                            J Kenneth Blackwell
                                                            Secretary of State